Exhibit 99.1

P.O. BOX 8016, CARY, NC 27512-9903

Odyssey Marine Exploration, Inc.

For Stockholders of record as of   2026

10 AM, Eastern Time

Special Meeting to be held live via the Internet - please visit

www.proxypush.com/OMEX for more details.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE BY: 9:30 AM, Eastern Time, on [ ], 2026

Internet: www.proxypush.com/OMEX • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote
Phone: 1-866-983-6670 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions
Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Mark D. Gordon and Mark B. Justh (the “Named Proxies”), or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Odyssey Marine Exploration, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 AM, Eastern Time on [ ], 2026, live via the internet and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICALLY TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

Odyssey Marine Exploration, Inc. Special Meeting of Stockholders

Please make your marks like this:

FOR PROPOSALS 1, 2, 3A, 3B, 3C, 3D, 3E, 3F, 3G, 4, 5, AND 6

PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS

	FOR	AGAINST	ABSTAIN

1.   To approve, as required by the Nasdaq Listing Rules, the issuance of approximately 29,122,102 shares of the Company’s common stock, after giving effect to the Reverse Stock Split, in connection with the Merger with AOM, and the issuance of shares upon exercise of replacement PIPE warrants;

	☐	☐	☐	FOR

2.   To approve, as required by the Nasdaq Listing Rules, the issuance of approximately 5,366,550 shares of the Company’s common stock, after giving effect to the Reverse Stock Split, to (i) the CIC Stockholders pursuant to the terms of the CIC Limited Equity Exchange Agreement, the CIC Limited Option Agreement, and the CIC LLC Option Agreement and (ii) the OML Members pursuant to the terms of the OML Equity Exchange Agreement;

	☐	☐	☐	FOR

3. To approve an amendment and restatement of the Odyssey Charter, effective upon consummation of the Merger, with the following proposals:				FOR

3(a).  To approve an amendment to the Odyssey Charter to (i) increase the number of authorized shares of Odyssey Common Stock from 82,000,000 shares to 400,000,000 shares and (ii) increase the number of authorized shares of Odyssey Preferred Stock from 24,984,166 shares to 25,000,000 shares.

	☐	☐	☐	FOR

3(b). To approve an amendment to the Odyssey Charter to provide that the liability of Odyssey’s directors and officers is eliminated or limited to the fullest extent permitted by Nevada law, and to update the related indemnification provisions.

	☐	☐	☐	FOR

3(c).  To approve an amendment to the Odyssey Charter to require that any “internal action” (as defined in Nevada law) to be tried in any court of the State of Nevada be tried before the presiding judge as the trier of fact and not before a jury.

	☐	☐	☐	FOR

3(d). To approve amendments to the Odyssey Charter to make clean-up and clarifying changes and update statutory references, including to change Odyssey’s name to “American Ocean Minerals Corporation.”	☐	☐	☐	FOR

3(e).  To approve an amendment to the Odyssey Charter to opt out of a prohibition in Nevada law that prohibits a Nevada corporation from making a distribution to its stockholders if the distribution would result in the corporation’s total assets falling below the sum of its liabilities plus the amount needed to satisfy senior preferential liquidation rights.

	☐	☐	☐	FOR

3(f). To approve an amendment to the Odyssey Charter to give the Odyssey Board the exclusive power to adopt, amend or repeal the Odyssey Bylaws.	☐	☐	☐	FOR

3(g). To approve an amendment to the Odyssey Charter to remove the voting standard in the current Odyssey Charter so that the default voting standards in Nevada law and the Odyssey Bylaws apply, and to update the related quorum and preferred stock voting provisions.

	☐	☐	☐	FOR

4. To obtain non-binding advisory approval of proposed compensation payments to two named executive officers;	☐	☐	☐	FOR

5. To obtain approval of the American Ocean Minerals Corporation 2026 Equity Incentive Plan, to be effective on the Closing Date; and	☐	☐	☐	FOR

Odyssey Marine Exploration, Inc. Special Meeting of Stockholders

Please make your marks like this:

FOR PROPOSALS 1, 2, 3A, 3B, 3C, 3D, 3E, 3F, 3G, 4, 5, AND 6

PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS

	FOR	AGAINST	ABSTAIN

6.   To approve the adjournment of the Odyssey Special Meeting, if necessary, to permit further solicitation of proxies for the approval of one or more of the proposals to be considered at the Special Meeting;

	☐	☐	☐	FOR

NOTE: Such other business as may properly come before the Special Meeting of Stockholders or at any adjournments or postponements thereof.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date